DEFA14A

PROXY STATEMENT PURSUANT TO SECTION 14 (a) OF THE SECURITIES EXCHANGE ACT OF 1934

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[_] Preliminary Proxy Statement

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Dreyfus BASIC Money Market Fund, Inc.
Dreyfus Municipal Funds, Inc.
-	Dreyfus BASIC Municipal Money Market Fund
-	Dreyfus BASIC New Jersey Municipal Money Market Fund
Dreyfus BASIC U.S. Government Money Market Fund
Dreyfus Cash Management
Dreyfus Cash Management Plus, Inc.
Dreyfus Connecticut Municipal Money Market Fund, Inc.
Dreyfus Government Cash Management Funds
- Dreyfus Government Cash Management
- Dreyfus Government Prime Cash Management
Dreyfus Institutional Preferred Money Market Funds
- Dreyfus Institutional Preferred Money Market Fund
- Dreyfus Institutional Preferred Plus Money Market Fund
Dreyfus Massachusetts Municipal Money Market Fund
Dreyfus Money Market Instruments, Inc.
Dreyfus Municipal Cash Management Plus
Dreyfus Municipal Money Market Fund, Inc.
Dreyfus New York AMT-Free Municipal Money Market Fund
Dreyfus New York Municipal Cash Management
Dreyfus New Jersey Municipal Money Market Fund, Inc.
Dreyfus 100% U.S. Treasury Money Market Fund
Dreyfus Pennsylvania Municipal Money Market Fund
Dreyfus Tax Exempt Cash Management Funds
- Dreyfus Tax Exempt Cash Management
Dreyfus Treasury & Agency Cash Management
Dreyfus Treasury Prime Cash Management
Dreyfus Worldwide Dollar Money Market Fund, Inc.
General Money Market Fund, Inc.
General Government Securities Money Market Funds, Inc.

- General Government Securities Money Market Fund
- General Treasury Prime Money Market Fund
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Dreyfus
A BNY Mellon Company™

November 16, 2009

Dreyfus Family of Funds

We are writing to follow-up on proxy materials that were previously mailed to you regarding the Special Meeting of Shareholders of Dreyfus Family of Funds (the "Funds"), and to notify you that the Special Meeting has been adjourned to December 28, 2009 at 3:00 p.m. Our records indicate that we have not received your vote on the important proposals affecting your investment in the Fund. We urge you to act promptly and vote your shares.

Please Vote Today!

You may think your vote is not important, but your participation is critical, so please vote immediately. With the adjournment of the meeting until December 28th, you still have time to cast your vote. You and all other Fund shareholders will benefit from your cooperation.

A copy of the proxy statement is available on the Fund's website at http://www.dreyfus.com/proxyinfo.htm or by calling the toll-free number shown below.

1-866-776-7031

Voting is

very important!

Please vote today to ensure Your vote is received in time for the

Adjourned

Special Meeting of

Shareholders.

December 28, 2009

- **Speak to** a live proxy specialist by calling the number above. Any questions can be answered and your vote can be recorded. (Open: M-F 9:30am – 9pm, Sat 10am – 6pm ET)
- **Log on** to the website noted on your proxy card and enter your control number printed on the card, and vote by following the on-screen prompts.
- **Call** the phone number on the proxy card and enter the control number printed on the card and follow the touchtone prompts.
- **Mail** in your signed proxy card in the envelope provided.

Voting takes only a few minutes.
PLEASE VOTE TODAY

Dreyfus - ADJ